UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 22, 2010

CORNERSTONE HEALTHCARE PLUS REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.   Other Information

River’s Edge of Yardley

On December 22, 2010, through a wholly-owned subsidiary, we purchased a dementia and memory care facility, Sunrise at Floral Vale, located in Yardley, Pennsylvania. The property was purchased from Sunrise Floral Vale Senior Living, LP., a non-related party, for a purchase price of $4.5 million.  The property will be rebranded as River’s Edge of Yardley (the “River’s Edge”).  The acquisition was funded with our revolving credit facility from KeyBank National Association and with proceeds from our initial public offering.

River’s Edge is a 36 unit, purpose built dementia and memory care facility. Built in 1996, the property is located in Yardley, Pennsylvania, an infill suburb of Philadelphia. The property is situated just across the river from Trenton, New Jersey and close to Interstate 95.  The property will be managed by Woodbine Senior Living, LLC.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release dated December 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.

Dated: December 27, 2010	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer